1400 Union Meeting Road Blue Bell, PA 19422
Phone: 215-619-2700
Fax: 215-619-7841

Shareholder Contacts:

Stephen E. Markert, Jr. of C&D: 215-619-7835

Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

For Immediate Release

C&D TECHNOLOGIES SENIOR EXECUTIVES TO PRESENT AT

ADAMS HARKNESS CONFERENCE

Blue Bell, PA—August 3, 2005—C&D Technologies (NYSE: CHP) today announced that Jeffrey A. Graves, PhD, the company’s president and chief executive officer, and Stephen E. Markert, Jr., its vice president of finance, will present at the Adams Harkness 25th Annual Summer Seminar at the Boston Marriott Long Wharf Hotel, August 4, 2005.

The presentation will be available for download at the company’s investor relations website at www.cdtechno.com and will be filed with the Securities and Exchange Commission as an 8-K on the morning of August 4th.

During the prepared remarks, Dr. Graves and Mr. Markert will discuss the company’s current strategic initiatives, recent acquisitions, and plans for increasing shareholder value.

About C&D Technologies:

C&D Technologies, Inc. is a leading North American producer and marketer of electrical power storage and conversion products used in telecommunications and industrial applications.

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward- looking statements, or in the company’s Securities and Exchange Commission filings (including without limitation the company’s annual report on Form 10-K for the fiscal year ended January 31, 2005, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company’s actual results to differ materially from those expressed in any forward- looking statements made herein.

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